Exhibit 10.2

THIS PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE. NEITHER THIS PROMISSORY NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

MSP RECOVERY, INC.

Amended and Restated Promissory Note

Issuance Date: October 24, 2025	Principal Amount: $35,359,470.31

WHEREAS, MSP Recovery, Inc. d/b/a LifeWallet, a Delaware corporation (formerly known as Lionheart Acquisition Holdings II, the “Company”) and Nomura Securities International, Inc. (together with its permitted successors and assigns, “Holder”) are the issuer and holder respectively of that certain amended and restated promissory note, issued by the Company in an original principal amount of $33,564,480.81 on June 26, 2025, with a maturity date of November 30, 2026 (the “Existing Promissory Note”); and

WHEREAS, the Company has requested to amend the terms of the Existing Promissory Note and Lender has agreed to do so on the terms set forth in this amended and restated promissory note (the “Promissory Note”).

FOR VALUE RECEIVED, the Company hereby promises to pay to the Holder the principal amount of $35,359,470.31 (representing the original principal, capitalized interest and accrued and unpaid interest on the Existing Promissory Note, and as may be reduced pursuant to Section 1(b), Section 4(d) or increased pursuant to Section 2, the “Principal Amount”) when due (whether on the Maturity Date, pursuant to acceleration or otherwise) and to pay interest at the rates and times as set forth in this Promissory Note. The Company acknowledges that such amounts shall be due and payable on November 30, 2026 (the “Maturity Date”).

1.
PREPAYMENTS; PAYMENT AT MATURITY.
(a)
Payment at Maturity. On the Maturity Date, the Company shall pay to the Holder an amount in cash equal to the outstanding Principal Amount, plus accrued and unpaid interest, plus any other obligations then due or payable under this Promissory Note.
(b)
Prepayment Right. Upon two (2) Business Days’ irrevocable prior written notice to the Holder (each a “Prepayment Notice”), the Company may prepay all or any portion of the then outstanding Principal Amount together with all accrued and unpaid interest on the Principal Amount. The portion of the Principal Amount to be prepaid by the Company (each a “Prepayment Amount”) and the date selected by the Company for such prepayment (each a “Prepayment Date”) shall be set forth in the applicable Prepayment Notice; provided that the Prepayment Date shall be no later than ten (10) Business Days following the date on which the Prepayment Notice is delivered to the Holder. On the applicable Prepayment Date, the Company shall pay to the Holder the sum of (i) the Prepayment Amount plus (ii) all accrued and unpaid interest on the Principal Amount so repaid. In connection with any payment of a portion of the Principal Amount pursuant to this Section 1(b), upon payment of such Principal Amount in accordance with this Section 1(b) together with accrued and unpaid interest on such Principal Amount, the Principal Amount of this Note shall be deemed reduced by the portion of the Principal Amount so prepaid.
2.
INTEREST. On and following the Issuance Date and until the Principal Amount and all other Note Obligations have been indefeasibly repaid in full in cash, interest will accrue at a rate of 16.0% per annum (the “Interest Rate”). Interest shall be payable in cash every 30 calendar days after the Issuance Date (each an “Interest Payment Date”) on the then outstanding Principal Amount of this Promissory Note and all other amounts owed and not yet paid as of such date (including any accrued and unpaid interest); provided that, by irrevocable written election to be delivered to Holder no later than two (2) Business Days in advance of each Interest Payment Date, the Company may elect to pay the interest due on such Interest Payment Date in kind (in lieu of payment in cash), which amount of interest shall be automatically added to the Principal Amount and capitalized on such Interest Payment Date. In all cases interest hereunder shall be computed on the basis of a 360-day year comprised of twelve 30-day months. Upon the occurrence and during the continuance of any Event of Default hereunder and election notice from Holder, the Interest Rate shall automatically increase by an additional 200 basis points per annum, which increase may be applied retroactively from the date of occurrence of such Event of Default at Holder’s election.
3.
REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to, and agrees in favor of, Holder that:
(a)
The Company is a corporation duly formed, existing and in good standing under the laws of the State of Delaware, with full and adequate power to carry on and conduct its business as presently conducted. The Company is duly licensed or qualified in all foreign jurisdictions wherein the nature of its activities requires such qualification or licensing. The exact legal name of the Company is as set forth in the first paragraph of this Promissory Note, and the Company currently does not conduct business under any other name or trade name.
(b)
The Company has full right, power and authority to enter into this Promissory Note and to perform all of its duties and obligations under this Promissory Note. The execution and delivery of this Promissory Note will not, nor will the observance or performance of any of its terms or provisions, violate or contravene any provision of law or any of the Company’s certificate of incorporation, by-laws or any other governing documents. All necessary and appropriate action has been taken on the part of the Company to authorize the execution, delivery and performance of this Promissory Note.
(c)
This Promissory Note is the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency and similar laws affecting the enforceability of creditors’ rights generally and to general principles of equity.

4.
COVENANTS. The Company covenants and agrees that until the Note Obligations (as defined below) (other than inchoate indemnification obligations for which no claim has been made) have been indefeasibly paid in full in cash:
(a)
The Company shall provide prompt (and in any event, within one (1) Business Day) written notice to Holder of the occurrence of any Event of Default or Unmatured Event of Default (each as defined below), along with the Company’s plans to address such Event of Default or Unmatured Event of Default.
(b)
The Company shall use its commercially reasonable efforts to prepay the Principal Amount in full within 90 days of the Issuance Date, and in any event as early as possible prior to the Maturity Date, including using its reasonable best efforts to raise additional capital necessary to repay all Note Obligations in accordance with the terms hereof.
(c)
The Company shall provide Holder with a written update report on the status of its capital raise efforts (which may be sent via e-mail) every 30 days after the Issuance Date.
(d)
Within ten (10) Business Days of receipt by the Company of any cash proceeds from any Cash Proceeds Event, the Company shall prepay the Note Obligations in an amount equal to the lesser of (v) the aggregate principal amount of the Note Obligations then outstanding and (w) (i) if the Cash Proceeds Event is the ATM Offering, 50% of the aggregate amount of Net Cash Proceeds received by the Company from the ATM Offering (subject to the last sentence of Section 4(f) below) or (ii) in the case of any other Cash Proceeds Event, 100% of the aggregate amount of Net Cash Proceeds received by the Company from such Cash Proceeds Event.
(e)
The Company shall provide prompt (and in any event, within five (5) Business Days) written notice to Holder of the occurrence of any Cash Proceeds Event, which notice shall specify whether any proceeds from such Cash Proceeds Event are due to (x) any Person other than the Holder pursuant to contractual arrangements existing as of April 12, 2023, reasonably identifying such Person and contractual arrangement or (y) the holder of Permitted Subordinated Debt or 2025 Permitted Subordinated Debt.
(f)
The Company shall not, and shall not permit its subsidiaries to, pay any unsecured indebtedness for borrowed money or other unsecured obligations of the Company or any of its subsidiaries unless the Note Obligations are simultaneously repaid in full, provided that the Company and its subsidiaries may make payments of (i) trade payables and business expenses incurred in the ordinary course and (ii) amounts due under unsecured indebtedness for borrowed money or other unsecured obligations existing as of April 12, 2023; provided, further, that the Company and its subsidiaries may not make voluntarily prepayments of any such existing indebtedness for borrowed money prior to their scheduled maturity date unless the Note Obligations are simultaneously repaid in full. Notwithstanding the foregoing or Section 4(d) above, (i) the Company may use the proceeds of the ATM Offering (other than 2025 Permitted Subordinated Debt or Permitted Subordinated Debt) to repay Permitted Subordinated Debt or 2025 Permitted Subordinated Debt (or a combination thereof) up to a maximum aggregate amount of the lesser of (x) $6,000,000 or (y) the cumulative amount funded under the 2025 Permitted

Subordinated Debt (such aggregate amount, the “ATM Priority Cap”), provided that, notwithstanding anything to the contrary herein (including Section 4(d)), while any Permitted Subordinated Debt or 2025 Permitted Subordinated Debt is outstanding, if the holder of such Permitted Subordinated Debt or 2025 Permitted Subordinated Debt waives its right to repayment using proceeds of the ATM Offering, 100% of such proceeds shall be used by the Company to repay the Note Obligations, (ii) while any notes or similar instruments evidencing Permitted Subordinated Debt or the 2025 Permitted Subordinated Debt are outstanding, the Company may issue capital stock in connection with any conversions initiated by the holder of such notes or similar instruments, and, the principal amount of such notes or similar instruments so converted shall count toward the ATM Priority Cap, and (iii) after the ATM Priority Cap has been paid, the Company may use the proceeds of the ATM Offering (other than Permitted Subordinated Debt or 2025 Permitted Subordinated Debt and subject to the requirements of Section 4(d)) to repay $1 of Permitted Subordinated Debt or 2025 Permitted Subordinated Debt for every $1 of Note Obligations repaid from such proceeds, provided that, notwithstanding anything to the contrary herein (including Section 4(d)), while any Permitted Subordinated Debt or 2025 Permitted Subordinated Debt is outstanding, if the holder of such Permitted Subordinated Debt or 2025 Permitted Subordinated Debt waives its right to repayment using proceeds of the ATM Offering, 100% of such proceeds shall be used by the Company to repay the Note Obligations.
(g)
The Company shall not declare or make, or agree to pay or make, directly or indirectly, any dividend or other distribution (whether in cash, equity interests or other property) with respect to any holder of the Company’s equity interests, or any payment (whether in cash, equity interests or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such equity interests of the Company, any payment of interest, principal or fees in respect of any indebtedness owed by the Company to any holder of any equity interests of the Company, or any option, warrant or other right to acquire any such equity interests of the Company.
(h)
The Company shall not take any action to facilitate the sale of any equity interests of the Company by any holder thereof, other than (i) the filing of any Registration Statements (as defined in the ATM Offering) or any other actions required under the ATM Offering, the related Registration Rights Agreement, or the YA II Notes, (ii) the filing of any Resale Registration Statement, (iii) any related or ancillary filings to any Registration Statement or Resale Registration Statement, including filing a prospectus supplement, in order to keep current the information included within any Registration Statement or Resale Registration Statement. In no event shall this Section 4(h) preclude the Company from (i) directly issuing or selling any securities of the Company, (ii) issuing shares pursuant to the ATM Offering, or (iii) communicating with the Company's transfer agent to facilitate transfers in the Company's securities.
(i)
The Company shall provide no less than five (5) Business Days’ advance written notice to Holder of any intended borrowing pursuant to 2025 Permitted Subordinated Debt.
5.
EVENT OF DEFAULT. Each of the following events shall constitute an “Event of Default” hereunder:
(a)
failure by the Company to pay when due or payable all or any portion of the

Principal Amount, interest or other amount under this Promissory Note, whether on the Maturity Date, by acceleration, by notice of voluntary prepayment or otherwise;
(b)
with respect to any mortgage, indenture, contract, note or other instrument by which there is evidenced any indebtedness (i) for money borrowed or assumed by the Company or (ii) the payment of which is guaranteed by the Company, there shall occur (A) any default, event of default or any similar event, (B) any failure to pay a matured obligation, (C) any event that permits or requires the acceleration of the maturity thereof or payment owed thereunder or (D) any event or condition that might become any of the foregoing with notice or the passage of time or both;
(c)
other than as specifically set forth in another clause of this Section 5, any breach or failure by the Company to comply with any provision of this Promissory Note;
(d)
any representation, warranty, certificate, financial statement, report, notice, or other writing furnished by or on behalf of the Company to Holder is false or misleading in any material respect on the date as of which the facts therein set forth are stated or certified;
(e)
this Promissory Note shall be repudiated or shall become unenforceable or incapable of performance in accordance with its terms;
(f)
the Company shall fail to maintain its existence in good standing in its state of organization or formation or shall fail to be duly qualified, in good standing and authorized to do business in each jurisdiction where failure to do so would reasonably be expected to have a material adverse impact on the assets or condition of the Company;
(g)
a judgment or settlement shall be entered or agreed to in any such proceeding which would reasonably be expected to have a material and adverse effect on the ability of the Company to repay this Promissory Note; or
(h)
any bankruptcy, insolvency, reorganization, arrangement, readjustment, liquidation, dissolution, or similar proceeding, domestic or foreign, is instituted by or against the Company, and, if instituted against the Company, shall not be dismissed or vacated within sixty (60) days after the filing or other institution thereof; or
(i)
the Company shall become insolvent, generally shall fail or be unable to pay its debts as they mature, shall admit in writing its inability to pay its debts as they mature, shall make a general assignment for the benefit of its creditors, shall enter into any composition or similar agreement, or shall suspend the transaction of all or a substantial portion of its usual business.
6.
DEFAULT AND REMEDIES.
(a)
Upon the occurrence and during the continuance of any Event of Default pursuant to any of Sections 5(a) through (f), Holder at its option may declare, upon written notice to Company, this Note (principal, interest and other amounts) immediately due and payable without other notice, presentment, demand, protest or other request of any kind, ALL OF WHICH ARE HEREBY EXPRESSLY WAIVED BY THE COMPANY, whereupon the entire unpaid

Principal Amount of this Promissory Note, all interest accrued thereon, and any other amounts payable hereunder, shall thereupon at once mature and become due and payable; provided that, upon the occurrence of an Event of Default pursuant to Sections 5(g) through (i) all principal, interest and other amounts due under this Promissory Note shall be deemed immediately and automatically due and payable without notice, presentment, demand, protest or other request of any kind, ALL OF WHICH ARE HEREBY EXPRESSLY WAIVED BY THE COMPANY. Upon the occurrence and during the continuance of any Event of Default, Holder may exercise any rights and remedies under this Promissory Note, at law or in equity. Interest shall continue to accrue on the Promissory Note upon the occurrence of an Event of Default and notwithstanding that such amounts are due and payable.
(b)
Upon the occurrence and during the continuance of any Event of Default, to the maximum extent permitted under law, Holder may set off the amounts due under this Promissory Note against any and all accounts, credits, money, securities or other property now or hereafter held by or in the possession of Holder to the credit or for the account of the Company, without notice to or the consent of the Company.
(c)
All of the rights and remedies of Holder under this Promissory Note are cumulative of each other and of any and all other rights at law or in equity, and the exercise by Holder of any one or more of such rights and remedies shall not preclude the simultaneous or later exercise by Holder of any or all such other rights and remedies. No single or partial exercise of any right or remedy shall exhaust it or preclude any other further exercise thereof, and every right and remedy may be exercised at any time or from time to time. No failure by Holder to exercise, nor delay in exercising, any right or remedy shall operate as a waiver of such right or remedy or as a waiver of any Event of Default.
(d)
Holder may, by written notice to the Company, at any time and from time to time, waive any Event of Default or any event or condition that would become an Event of Default with notice or the passage of time or both (each an “Unmatured Event of Default”) which shall be for such period and subject to such conditions as shall be specified in any such notice. In the case of any such waiver, Holder and the Company shall be restored to their former position and rights hereunder, and any Event of Default or Unmatured Event of Default so waived shall be deemed to be cured and not continuing to the extent of, and subject to any and all conditions set forth in, such waiver; but no such waiver shall extend to or impair any subsequent or other Event of Default or Unmatured Event of Default. No failure to exercise, and no delay in exercising, on the part of Holder of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.
(e)
The Company irrevocably waives presentment, protest, notice of protest, notice of intent to accelerate, notice of acceleration, demand, diligence, grace, notice of dishonor or default, notice of nonpayment, notice of acceptance, notice of any loans made, extensions granted or other action taken in reliance hereon, and all other demands and notices of any kind in connection with the Company’s entry into this Promissory Note.
(f)
Holder shall have no obligation to give the Company or any other Person notice of the existence of any Event of Default or Unmatured Event of Default or of any decision made or that it is entitled to make hereunder.

7.
PAYMENT DATE. To the extent any payment is due on this Promissory Note on a date which is not a Business Day, such payment shall be due on the preceding Business Day.
8.
AMENDING THE TERMS OF THIS NOTE. This Promissory Note may be amended only with the written consent of the Company and the Holder. Any amendment effected in accordance with this Section 8 shall be binding upon the Holder and the Company.
9.
TRANSFER. This Promissory Note may be offered, sold, assigned or transferred by the Holder without the consent of the Company, subject only to compliance with applicable securities laws. Notwithstanding the foregoing, Holder may not offer to sell, assign or transfer this Promissory Note to any Disqualified Persons. The Company shall cooperate in good faith, provide documentary support and reasonable access to personnel and respond in a prompt manner to any reasonable request by the Holder in relation to any offer, sale, assignment or transfer by the Holder of this Promissory Note, and for avoidance of doubt, shall not take any action to frustrate or seek to hinder any such proposed offer, sale, assignment or transfer; provided that Holder shall notify the Company at least fifteen (15) days in advance of any such proposed offer, sale, assignment or transfer. Upon the Holder giving notice Company of Holder’s intent to propose an offer, sale, assignment or transfer, the Company shall have fifteen (15) days to notify Holder of its intent to prepay the Note Obligations. The Company may not assign this Promissory Note or its rights and obligations under this Promissory Note without the prior written consent of the Holder and any such assignment in violation of the foregoing shall be null and void.
10.
REISSUANCE OF THIS NOTE.
(a)
Transfer. If this Promissory Note is to be transferred by the Holder in accordance with Section 9, the Holder shall surrender this Promissory Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Promissory Note (in accordance with Section 10(c)), registered as the Holder may request, representing the outstanding Principal Amount being transferred by the Holder.
(b)
Lost, Stolen or Mutilated Note. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Promissory Note (as to which a written certification and the indemnification contemplated below shall suffice as such evidence), and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary and reasonable form and, in the case of mutilation, upon surrender and cancellation of this Promissory Note, the Company shall execute and deliver to the Holder a new Promissory Note (in accordance with Section 10(c)) representing the outstanding Principal.
(c)
Issuance of New Promissory Note. Whenever the Company is required to issue a new Promissory Note pursuant to the terms of this Promissory Note, such new Promissory Note (i) shall be of like tenor with this Promissory Note, (ii) shall represent, as indicated on the face of such new Promissory Note, the Principal Amount remaining, (iii) shall have an issuance date, as indicated on the face of such new Promissory Note, which is the same as the Issuance Date of this Promissory Note, (iv) shall have the same rights and conditions as this Promissory Note, and (v) shall represent accrued and unpaid interest on the Principal and Interest of this Promissory Note, from the Issuance Date.

11.
PAYMENT OF COLLECTION, ENFORCEMENT AND OTHER COSTS. The Company shall pay all reasonable costs and expenses (including attorney’s fees) incurred by Holder in connection with the negotiation, documentation and enforcement of this Promissory Note, the related transactions or any other matters related thereto (the “Fees and Expenses”).
12.
CONSTRUCTION; HEADINGS. This Promissory Note shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any Person as the drafter hereof. The headings of this Promissory Note are for convenience of reference and shall not form part of, or affect the interpretation of, this Promissory Note.
13.
FAILURE OR INDULGENCE NOT WAIVER; WAIVERS. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.
14.
NOTICES; PAYMENTS.
(a)
Notices. Whenever notice is required to be given under this Promissory Note, unless otherwise provided herein, such notice shall be to the Holder at:

Miguel Espinosa

Head of Americas Investment Banking

Facsimile: (646) 587-9706

Email: Miguel.Espinosa@nomura.com

Karthik Venkatesh

COO, Americas Investment Banking

Facsimile: (646) 587-9511

Email: Karthik.Venkatesh1@nomura.com

James Chenard

Head of Americas Equity Capital Markets and Solutions

Facsimile: (646) 587-8740

Email: James.Chenard@nomura.com

Meir Lewis

Head of Americas Financial Institutions

Email: meir.lewis@nomura.com

Oliver Trumbo

Head of IBD Legal – Americas

Facsimile: (646) 587-9548

Email: Oliver.Trumbo@nomura.com

And to the Company at:

MSP Recovery, Inc.

Attn: Alexandra Plasencia

2701 S. Le Jeune Rd, Floor 10

Coral Gables, Florida 33146

aplasencia@msprecovery.com

(b)
Currency. All dollar amounts referred to in this Promissory Note are in United States Dollars (“U.S. Dollars”).
(c)
Payments. Whenever any payment is to be made by the Company to any Person pursuant to this Promissory Note, such payment shall be made in lawful money of the United States of America by a check drawn on the account of the Company and sent via overnight courier service to such Person at such address as previously provided to the Company in writing; provided that the Holder may elect to receive a payment of cash via wire transfer of immediately available funds by providing the Company with prior written notice setting out such request and the Holder’s wire transfer instructions. All payments made under this Promissory Note shall be made without defense, recoupment, setoff or counterclaim and free of any restriction or condition.
15.
CANCELLATION. Subject to Section 16, after the Note Obligations have been indefeasibly paid in full in cash, this Promissory Note shall automatically be deemed canceled, shall be surrendered to the Company for cancellation and shall not be reissued. The “Note Obligations” means the entire Principal Amount, accrued interest, Fees and Expenses and all other amounts due or payable on this Promissory Note, and all other amounts including fees and expenses due or payable to the Holder under this Promissory Note.
16.
REINSTATEMENT. This Promissory Note shall continue to be effective or be reinstated (automatically without any action) as the case may be, if and to the extent at any time payment, in whole or in part, of any of the sums due to the Holder on account of the Note Obligations is rescinded or must otherwise be restored or returned by the Holder upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company, or any guarantors, or upon or as a result of the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to the Company or any or any part of its or their property, or otherwise, all as though such payments had not been made.
17.
WAIVER OF DEFENSES. THE COMPANY WAIVES ANY PRESENT OR FUTURE COMMON LAW OR STATUTORY DEFENSE, CAUSE OF ACTION, COUNTERCLAIM OR RIGHT OF SETOFF WHICH THE COMPANY MAY NOW HAVE OR HEREAFTER MAY HAVE TO ANY ACTION BY HOLDER IN ENFORCING THIS NOTE. THE COMPANY WAIVES ANY IMPLIED COVENANT OF GOOD FAITH. THIS PROVISION IS A MATERIAL INDUCEMENT FOR HOLDER GRANTING ANY FINANCIAL ACCOMMODATION TO THE COMPANY.
18.
GOVERNING LAW; FORUM. This Promissory Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Promissory Note shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. In the event that any provision of this Promissory Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Promissory Note. Nothing contained herein (i) shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to the Holder or to enforce a judgment or other court ruling in favor of the Holder or (ii) shall limit, or shall be deemed or construed to limit, any provision of Section 16. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS NOTE OR ANY TRANSACTION CONTEMPLATED HEREBY.
19.
CERTAIN DEFINITIONS. For purposes of this Promissory Note, the following terms shall have the following meanings:
(a)
“2025 Permitted Subordinated Debt” means unsecured indebtedness of the Company, in an aggregate principal amount not to exceed $6,000,000 in cumulative total borrowings drawn from the applicable facilities (regardless of any drawn amounts repaid) in the form of: (i) that certain Supplemental Agreement dated June 26, 2025 for up to $3.0 million in principal funding and (ii) that certain Second Supplemental Agreement dated October 10, 2025 (the “Second Supplemental Agreement”) for up to $3.0 million in principal funding; provided that (i) no Default or Event of Default shall have occurred and be continuing at the time of incurrence of such indebtedness or would result therefrom; (ii) such indebtedness shall not be guaranteed by any subsidiary of the Company; (iii) until all Note Obligations have been indefeasibly repaid in full in cash, any interest on such indebtedness shall be payable solely in kind, in shares of capital stock of the Company, or offsets from the ATM Offering (as permitted under Section 4(f)); (iv) such indebtedness shall not have a scheduled maturity date earlier than 90 calendar days after the Maturity Date and shall not be subject to any mandatory repayment earlier than 90 calendar days after the Maturity Date (other than payments made directly from proceeds of the ATM Offering (subject to the requirement of Sections 4(d) and 4(f)); and (v) the proceeds of such indebtedness shall be used solely (W) upon the initial borrowing under the Second Supplemental Agreement, to repay no less than $25,000 of the outstanding Principal Amount in cash and to partially reimburse the Holder in cash for no less than $25,000 accrued fees and expenses incurred in connection with this Promissory Note, the Existing Promissory Note and prior promissory notes amended and restated by the Company and the Holder, (X) upon any borrowing under the Second Supplemental Agreement that causes cumulative total borrowings under such facility to exceed $1,000,000

(regardless of any drawn amounts repaid), to repay no less than $25,000 of the outstanding Principal Amount in cash (additional to the amount repaid pursuant to the preceding clause (X)), (Y) upon any borrowing under the Second Supplemental Agreement that causes cumulative total borrowings under such facility to exceed $2,000,000 (regardless of any drawn amounts repaid), to repay no less than $25,000 of the outstanding Principal Amount in cash (additional to the amounts repaid pursuant to the preceding clauses (W) and (X)) and (Z) otherwise to fund the Company’s operating expenses, including paying trade payables and business expenses incurred in the ordinary course (other than payments (a) for any expenses owed to MSP Recovery Law Firm or any holder of the Company’s equity interests or (b) in respect of liabilities (including salary or any other employee obligations) owed to any “affiliate” of the Company (as defined in Rule 144(a)(1) of the Securities Act of 1933) in excess of $2,000,000 in the aggregate in any calendar year (which aggregate amount shall be decreased dollar for dollar for any such liabilities paid using the proceeds of Permitted Subordinated Debt in such calendar year)).
(b)
“ATM Offering” means that certain Company Common Stock Purchase Agreement dated as of January 6, 2023, between the Company and YA II PN, Ltd., as may be amended, supplemented or modified from time to time, including the modifications contemplated on or about the date hereof to add the provision of up to $15,000,000 of Permitted Subordinated Debt evidenced by the issuance of convertible promissory notes (the “YA II Notes”), and any capital stock of the Company issued in connection with any conversion, exchange, or offset of amounts owed under the YA II Notes or the 2025 Permitted Subordinated Debt, and related Registration Statement to register such shares sold pursuant to the Company Common Stock Purchase Agreement with the Securities and Exchange Commission, or any substantially similar arrangement between the Company and YA II PN, Ltd. or any of its affiliates entered into on or after the Issuance Date modifying or replacing the ATM Offering (which arrangement shall be subject to the prior approval of Holder, not to be unreasonably withheld).
(c)
“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.
(d)
“Cash Proceeds Event” means (i) any incurrence or issuance of any indebtedness by the Company (other than Permitted Subordinated Debt or 2025 Permitted Subordinated Debt), including the issuance of debt securities and any securities convertible or exchangeable for capital stock or other equity interests of the Company, in any at-the-market offering or otherwise, (ii) any sale, capital lease, sale and leaseback, assignment, conveyance, transfer or other disposition of property or assets by the Company (including, in the case of capital stock or other equity interests, any issuance thereof, including the ATM Offering), or (iii) any settlement of or payment to the Company with respect to any litigation that is not encumbered or otherwise due to any Person other than the Holder, including pursuant to a required cash sweep arrangement. Notwithstanding the foregoing in (ii)-(iii), a Cash Proceeds Event will not include any proceeds, payments, or receivables of any nature due to any Person other than the Holder pursuant to contractual arrangements existing as of April 12, 2023.
(e)
“Disqualified Persons” means (i) each and all of the Persons listed on Schedule 1 hereto and (ii) any property and casualty insurers, pharmaceutical companies, group health insurers, and healthcare device manufacturers against which the Company or any of its material subsidiaries has filed suit, from time to time, in connection with any healthcare service provider recovery claims.
(f)
“Net Cash Proceeds” means an amount equal to (i) cash payments received by the Company in connection with a Cash Proceeds Event minus (ii) any bona fide costs incurred by the Company in connection with such Cash Proceeds Event, including (a) the amount of all taxes payable that are attributable to such Cash Proceeds Event, (b) any reasonable costs, fees and expenses incurred by the Company in connection with such Cash Proceeds Event and (c) in connection with any Cash Proceeds Event described in clauses (i) and (ii) of the definition thereof, any reasonable underwriting discounts and commissions in connection therewith.
(g)
“Permitted Subordinated Debt” means unsecured indebtedness of the Company, in an aggregate principal amount not to exceed $15,000,000; provided that (i) no Default or Event of Default shall have occurred and be continuing at the time of incurrence of such indebtedness or would result therefrom; (ii) such indebtedness shall not be guaranteed by any subsidiary of the Company; (iii) until all Note Obligations have been indefeasibly repaid in full in cash, any interest on such indebtedness shall be payable solely in kind or in shares of capital stock of the Company (as permitted under Section 4(f)); (iv) such indebtedness shall not have a scheduled maturity date earlier than 90 calendar days after the Maturity Date and shall not be subject to any mandatory repayment earlier than 90 calendar days after the Maturity Date (other than payments made directly from proceeds of the ATM Offering (subject to the requirement of Sections 4(d) and 4(f)) to repay or convert $1 of Permitted Subordinated Debt for every $1 of Note Obligations repaid from such proceeds; (v) the first $166,667 of proceeds of each of the first three borrowings under such indebtedness shall be used solely to repay the Note Obligations (provided that if the first such borrowing is greater than $5,000,000, then $500,000 of such proceeds shall be used to repay the Note Obligations); and (vi) the proceeds of such indebtedness shall be used solely to (x) repay the Note Obligations and (y) fund the Company’s operating expenses, including paying trade payables and business expenses incurred in the ordinary course (other than payments (a) for any expenses owed to MSP Recovery Law Firm or any holder of the Company’s equity interests or (b) in respect of liabilities (including salary or any other employee obligations) owed to any “affiliate” of the Company (as defined in Rule 144(a)(1) of the Securities Act of 1933) in excess of $2,000,000 in the aggregate in any calendar year (which aggregate amount shall be decreased dollar for dollar for any such liabilities paid using the proceeds of 2025 Permitted Subordinated Debt in such calendar year).
(h)
“Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or a government or any department or agency thereof.
(i)
“Resale Registration Statement” means the registration statements filed, or to be filed, with the Securities and Exchange Commission on Forms S-1 or S-3 in order to satisfy the Company's registration obligations existing as of the Issuance Date, including the obligation to register shares issued in the future to Palantir Technologies Inc. pursuant to the Amended and Restated Order # 1, dated as of April 11, 2022, as amended by that certain Amendment No. 3 to Order #1, dated as of June 30, 2023, as so amended and restated from time to time.
20.
MAXIMUM PAYMENTS. Nothing contained in this Promissory Note shall, or shall be deemed to, establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges under this Promissory Note exceeds the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Company to the Holder and thus refunded to the Company.
21.
NO WAIVER BY HOLDER. The execution of this Promissory Note shall not be deemed to be a consent by the Holder to the departure from any provisions of any agreement between the Company and the Holder, nor constitute a waiver of any provision of the Existing Promissory Note or any agreement between the Company and the Holder, or any other document, instrument and/or agreement executed or delivered in connection therewith or of any breach, default or Event of Default under any of the foregoing, in each case, whether arising before or after the date hereof or as a result of performance hereunder or thereunder.

[signature page follows]

IN WITNESS WHEREOF, the Company has caused this Promissory Note to be duly executed as of the Issuance Date set out above, intending to create an instrument executed under seal.

MSP Recovery, Inc.
By:
Name:
Title:

Signature Page to MSP A&R Promissory Note

4913-8242-7762 v.5

ACKNOWLEDGED AND AGREED TO BY:

NOMURA SECURITIES INTERNATIONAL, INC.

By: __________________________

Name: James Chenard

Title: Managing Director

Signature Page to MSP A&R Promissory Note

4913-8242-7762 v.5